PERFORMANCE CALCULATION

                   COLONIAL GOVERNMENT MONEY MARKET FUND - CLASS A

                               Fiscal Year End: 8/31/96








                          1 YEAR ENDED 8/31/96          5 YEARS ENDED 8/31/96        10 YEARS ENDED 8/31/96


    Initial Investment          $1,000.00                     $1,000.00                    $1,000.00
    Maximum Load                     0.00%                         0.00%                        0.00%

    Amount Invested             $1,000.00                     $1,000.00                    $1,000.00
    Initial NAV                     $1.00                         $1.00                        $1.00
    Initial Shares               1000.000                      1000.000                     1000.000

    Shares from Distribution       49.262                       203.319                      675.974
    End of Period NAV               $1.00                         $1.00                        $1.00



    Total Return                     4.93%                        20.33%                       67.60%

    Average Annual
     Total Return                    4.93%                         3.77%                        5.30%

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                           PERFORMANCE CALCULATION

                COLONIAL GOVERNMENT MONEY MARKET FUND - CLASS B

                           Fiscal Year End: 8/31/96

                           Inception Date: 6/8/92


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

                                                                   SINCE INCEPTION
                         1 YEAR ENDED 8/31/96                      6/8/92 TO 8/31/96

                     Standard        Non-Standard           Standard         Non-Standard
                     --------        ------------          -----------       -------------------

    Initial Inv.     $1,000.00        $1,000.00              $1,000.00       $1,000.00

    Amt. Invested    $1,000.00        $1,000.00              $1,000.00       $1,000.00
    Initial NAV          $1.00            $1.00                  $1.00           $1.00
    Initial Shares    1000.000         1000.000               1000.000        1000.000

    Shares From Dist.   38.629           38.629                119.434         119.434
    End of Period NAV    $1.00            $1.00                  $1.00           $1.00

    CDSC                  5.00%                                   2.00%
    Total Return         -1.14%            3.86%                  9.94%          11.94%

    Average Annual
     Total Return        -1.14%            3.86%                  2.26%           2.70%

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                                  PERFORMANCE CALCULATION

                     COLONIAL GOVERNMENT  MONEY MARKET FUND - CLASS D

                                   Fiscal Year End: 8/31/96

                                   Inception Date: 7/1/94

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

                                                                             FROM INCEPTION
                                   1 YEAR ENDED 8/31/96                     7/1/94 TO 8/31/96

                               Standard        Non-Standard      Standard       Non-Standard
                               ---------        --------------------------       --------------------

             Initial Inv.      $1,000.00       $1,000.00         $1,000.00        $1,000.00
             Max. Load             1.00%                             1.00%

             Amt. Invested      $990.00        $1,000.00          $990.00         $1,000.00
             Initial NAV          $1.00           $1.00             $1.00             $1.00
             Initial Shares     990.000        1000.000           990.000          1000.000

             Shares From Dist.   38.150          38.501            84.832            85.683
             End of Period NAV    $1.00           $1.00             $1.00             $1.00

             CDSC                  1.00%
             Total Return          1.82%           3.85%             7.48%             8.57%

             Average Annual        1.82%           3.85%             3.38%             3.86%
              Total Return


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